Exhibit 99.1
Masimo Reports First Quarter 2021 Financial Results
First Quarter 2021 Highlights

■	Product revenue increased 10.9% to $299.0 million, or 9.5% on a constant currency basis;
■	GAAP net income per diluted share was $0.92; and
■	Non-GAAP net income per diluted share was $0.90.
Irvine, California, April 26, 2021 - Masimo (Nasdaq: MASI) today announced its financial results for the first quarter of 2021, ended April 3, 2021.
First Quarter 2021 Results:
Product revenue increased 10.9% to $299.0 million, or 9.5% on a constant currency basis, compared to $269.6 million in the first quarter of 2020. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 66,000 in the first quarter of 2021, compared to 72,100 in the first quarter of 2020.
GAAP operating margin for the first quarter 2021 was 22.0% compared to 25.6% in the first quarter of 2020. First quarter 2021 non-GAAP operating margin was 22.9% compared to 26.3% in the first quarter of 2020.
For the first quarter of 2021, GAAP net income was $53.4 million, or $0.92 per diluted share compared to net income of $64.5 million, or $1.12 per diluted share, in 2020. Non-GAAP net income was $52.1 million, or $0.90 per diluted share, compared to net income of $55.9 million, or $0.97 per diluted share, in 2020.
The Company repurchased approximately 547,000 shares of Masimo common stock for a total cost of approximately $128.9 million during the first quarter of 2021. Total cash and cash equivalents were $552.0 million as of April 3, 2021.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “Our first quarter results illustrate the resiliency of our customers and our business. Following a year in 2020 where we achieved over 20% revenue growth and shipped over two times the usual number of drivers due to the rise of the COVID pandemic, we delivered double-digit revenue growth and driver shipments that exceeded expectations in the first quarter. We are happy to see signs of the pandemic receding in most states in the U.S. and in many countries with the successful development and deployment of vaccines, and expect hospital census to eventually return to pre-COVID levels. We met the moment in 2020 by not only fulfilling unprecedented demand for our products, but also by delivering new innovative products that are life savers. There are more advancements ahead which we believe will be well received by our existing and new customers around the world.”

2021 Financial Guidance
The Company provided the following updated estimates for its full-year 2021 guidance:

	2021 Updated Guidance(1)		Prior 2021 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$1,205.0	$1,205.0	$1,200.0	$1,200.0
Product revenue	$1,205.0	$1,205.0	$1,200.0	$1,200.0
Percentage growth - as reported	5.4%	N/A	4.9%	N/A
Percentage growth - constant currency	N/A	4.5%	N/A	3.6%
Gross margin	66.7%	67.0%	66.8%	67.0%
Operating margin	23.2%	24.5%	23.5%	24.5%
Earnings per diluted share	$3.83	$3.83	$3.81	$3.80
Estimated tax rate	20.0%	24.3%	20.7%	24.1%
______________
(1)     Updated guidance provided April 26, 2021. Prior guidance provided February 23, 2021.

•Product revenue increasing to $1.205 billion, which reflects reported growth of 5.4% and constant currency growth of 4.5%;
•GAAP earnings per diluted share increasing to $3.83;
•Non-GAAP earnings per diluted share increasing to $3.83;
•Included in our full-year 2021 revenue guidance is approximately $10.0 million of year-over-year currency tailwinds compared to $15.0 million of currency tailwinds in our prior guidance.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.

The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/Strategic investment-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. Litigation matters can vary in their characteristics, frequency and significance to our operating results. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or are infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

First Quarter 2021 Actuals versus First Quarter 2020 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	April 3, 2021	March 28, 2020
GAAP product revenue	$299,043	$269,625
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(3,885)	N/A
Total non-GAAP constant currency adjustments	(3,885)	N/A
Non-GAAP constant currency product revenue	$295,158	$269,625

Product revenue growth %
GAAP	10.9%
Non-GAAP constant currency	9.5%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	April 3, 2021		March 28, 2020
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$53,383	$0.92	$64,456	$1.12
Non-GAAP adjustments:
Acquisition/strategic investment related costs	2,788	0.05	2,447	0.04
Litigation damages, awards and settlements	—	—	(499)	(0.01)
Non-operating other (income) expense	799	0.01	(588)	(0.01)
Tax impact of pre-tax non-GAAP adjustments above	(598)	(0.01)	(318)	(0.01)
Excess tax benefits from stock-based compensation	(4,302)	(0.07)	(9,609)	(0.17)
Total non-GAAP adjustments	(1,313)	(0.02)	(8,568)	(0.15)
Non-GAAP net income	$52,070	$0.90	$55,889	$0.97
Weighted average shares outstanding - diluted		57,901		57,585
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	April 3, 2021	March 28, 2020
(in thousands, except percentages)	$	$
GAAP operating income/margin	$65,664	$69,010
Non-GAAP adjustments:
Acquisition/strategic investment related costs	2,788	2,447
Litigation damages, awards and settlements	—	(499)
Total non-GAAP adjustments	2,788	1,948
Non-GAAP operating income/margin	$68,452	$70,958

GAAP operating income/margin %	22.0%	25.6%
Non-GAAP operating income/margin %	22.9%	26.3%
__________________
(1)     May not foot due to rounding.

Full-Year 2021 Guidance versus Full-Year 2020 Actuals

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
(in thousands, except percentages)	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
GAAP product revenue	$1,205,000	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(10,000)	N/A
Total non-GAAP constant currency adjustments	(10,000)	N/A
Non-GAAP constant currency product revenue	$1,195,000	$1,143,744

Product revenue growth %:
GAAP	5.4%
Non-GAAP constant currency	4.5%
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided April 26, 2021. Prior guidance provided February 23, 2021.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2021 Updated Guidance(2)		Full-Year 2020 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$223,500	$3.83	$240,302	$4.14
Non-GAAP adjustments:
Acquisition/strategic investment related costs	15,000	0.26	8,286	0.14
Litigation damages, awards and settlements	—	—	(474)	(0.01)
Non-operating other (income) expense	800	0.01	(2,631)	(0.05)
Tax impact of pre-tax non-GAAP adjustments above	(2,500)	(0.04)	(6,096)	(0.11)
Excess tax benefits from stock-based compensation	(13,500)	(0.23)	(30,172)	(0.52)
Total non-GAAP adjustments	(200)	—	(31,086)	(0.54)
Non-GAAP product net income	$223,300	$3.83	$209,216	$3.60
Weighted average shares outstanding - diluted		58,300		58,037
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided April 26, 2021. Prior guidance provided February 23, 2021.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2021 Updated Guidance(2)	Full-Year 2020 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$803,900	$743,065
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	4,000	1,807
Total non-GAAP adjustments	4,000	1,807
Non-GAAP gross margin	$807,900	$744,872

GAAP gross margin %	66.7%	65.0%
Non-GAAP gross margin %	67.0%	65.1%

GAAP operating income/margin	$280,100	$255,823
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	15,000	8,286
Litigation damages, awards and settlements	—	(474)
Total non-GAAP adjustments	15,000	7,812
Non-GAAP operating income/margin	$295,100	$263,636

GAAP operating income/margin %	23.2%	22.4%
Non-GAAP operating income/margin %	24.5%	23.1%
__________________
(1)     May not foot due to rounding.
(2)    Updated guidance provided April 26, 2021. Prior guidance provided February 23, 2021.

Conference Call:
The conference call to review the results will begin at 1:30 p.m. PT today (4:30 p.m. ET) and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/4934128
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies.4 Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates,5 improve CCHD screening in newborns,6 and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs.7-10 Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world,1 and is the primary pulse oximetry at 9 of the top 10 hospitals according to the 2020-21 U.S. News and World Report Best Hospitals Honor Roll.3 Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView™, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

References
1.Estimate: Masimo data on file.
2.https://content.govdelivery.com/accounts/USFDA/bulletins/2c276cb.
3.http://health.usnews.com/health-care/best-hospitals/articles/best-hospitals-honor-roll-and-overview.
4.Published clinical studies on pulse oximetry and the benefits of Masimo SET® can be found on our website at http://www.masimo.com. Comparative studies include independent and objective studies which are comprised of abstracts presented at scientific meetings and peer-reviewed journal articles.
5.Castillo A et al. Prevention of Retinopathy of Prematurity in Preterm Infants through Changes in Clinical Practice and SpO2 Technology. Acta Paediatr. 2011 Feb;100(2):188-92.
6.de-Wahl Granelli A et al. Impact of pulse oximetry screening on the detection of duct dependent congenital heart disease: a Swedish prospective screening study in 39,821 newborns. BMJ. 2009;Jan 8;338.
7.Taenzer A et al. Impact of pulse oximetry surveillance on rescue events and intensive care unit transfers: a before-and-after concurrence study. Anesthesiology. 2010:112(2):282-287.
8.Taenzer A et al. Postoperative Monitoring – The Dartmouth Experience. Anesthesia Patient Safety Foundation Newsletter. Spring-Summer 2012.
9.McGrath S et al. Surveillance Monitoring Management for General Care Units: Strategy, Design, and Implementation. The Joint Commission Journal on Quality and Patient Safety. 2016 Jul;42(7):293-302.
10.McGrath S et al. Inpatient Respiratory Arrest Associated With Sedative and Analgesic Medications: Impact of Continuous Monitoring on Patient Mortality and Severe Morbidity. J Patient Saf. 2020 14 Mar. DOI: 10.1097/PTS.0000000000000696.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full year 2021 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	April 3, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$551,992	$641,447
Accounts receivable, net of allowance for credit losses	134,304	141,350
Inventories	216,142	215,952
Other current assets	80,672	102,416
Total current assets	983,110	1,101,165
Lease receivable, noncurrent	58,566	57,666
Deferred costs and other contract assets	21,352	20,076
Property and equipment, net	274,570	272,511
Intangible assets, net	72,937	73,923
Goodwill	102,092	103,206
Deferred tax assets	39,310	39,363
Other non-current assets	45,871	44,642
Total assets	$1,597,808	$1,712,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$62,883	$64,061
Accrued compensation	47,915	71,601
Deferred revenue and other contract liabilities, current	39,113	44,935
Other current liabilities	46,961	53,239
Total current liabilities	196,872	233,836
Other non-current liabilities	72,811	71,076
Total liabilities	269,683	304,912
Commitments and contingencies
Stockholders’ equity
Common stock	55	55
Treasury stock	(767,653)	(638,736)
Additional paid-in capital	702,596	703,693
Accumulated other comprehensive (loss) income	(1,471)	1,413
Retained earnings	1,394,598	1,341,215
Total stockholders’ equity	1,328,125	1,407,640
Total liabilities and stockholders’ equity	$1,597,808	$1,712,552

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended
	April 3, 2021	March 28, 2020
Product revenue	$299,043	$269,625
Cost of goods sold	102,168	83,996
Gross profit	196,875	185,629
Operating expenses:
Selling, general and administrative	96,700	89,877
Research and development	34,511	27,241
Litigation awards	—	(499)
Total operating expenses	131,211	116,619
Operating income	65,664	69,010
Non-operating (loss) income	(737)	3,346
Income before provision for income taxes	64,927	72,356
Provision for income taxes	11,544	7,900
Net income	53,383	64,456

Net income per share:
Basic	$0.97	$1.20
Diluted	$0.92	$1.12

Weighted-average shares used in per share calculations:
Basic	55,200	53,867
Diluted	57,901	57,585
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended
	April 3, 2021	March 28, 2020
Cost of goods sold	$205	$131
Selling, general and administrative	9,412	8,736
Research and development	3,091	2,405
Total	$12,708	$11,272

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$53,383	$64,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,493	6,379
Stock-based compensation	12,708	11,272
Loss on disposal of equipment, intangibles and other assets	29	49
Provision for credit losses	49	94
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	6,823	(17,105)
(Increase) decrease in inventories	(915)	427
Decrease in other current assets	16,326	5,469
Increase in lease receivable, net	(919)	(1,747)
Increase in deferred costs and other contract assets	(1,307)	(796)
Increase in other non-current assets	(77)	(51)
Decrease in accounts payable	(599)	(7,968)
Decrease in accrued compensation	(23,343)	(17,687)
(Decrease) increase in accrued liabilities	(5,813)	1,704
Decrease in income tax payable	(303)	(2,041)
Decrease in deferred revenue and other contract-related liabilities	(5,308)	(676)
Increase in other non-current liabilities	33	576
Net cash provided by operating activities	59,260	42,355
Cash flows from investing activities:
Maturities of short-term investments	—	70,000
Purchases of property and equipment, net	(8,903)	(37,004)
Increase in intangible assets	(1,572)	(1,135)
Business combinations, net of cash acquired	—	(47,250)
Net cash used in investing activities	(10,475)	(15,389)
Cash flows from financing activities:
Proceeds from issuance of common stock	5,756	13,044
Payroll tax withholdings on behalf of employees for vested equity awards	(16,691)	(1,424)
Repurchases of common stock	(128,917)	(371)
Net cash (used in) provided by financing activities	(139,852)	11,249
Effect of foreign currency exchange rates on cash	279	2
Net (decrease) increase in cash, cash equivalents and restricted cash	(90,788)	38,217
Cash, cash equivalents and restricted cash at beginning of period	645,004	568,075
Cash, cash equivalents and restricted cash at end of period	$554,216	$606,292